Exhibit 21

SUBSIDIARIES AND AFFILIATES

Company	Jurisdiction of Incorporation	Ownership Interest
Adantech Industria e Comercio de Metal, Borracha e Friccao Ltds. EPP Brazil.	Brazil	100%
Akapp-Stemmann BV	Netherlands	100%
Austbreck Pty, Ltd.	Australia	100%
Barber Steel Castings, Inc.	Delaware	100%
Barber Steel Foundry Corp.	Delaware	100%
Barber Tian Rui Railway Supply LLC	China	50%
Bearward Limited	United Kingdom	100%
Bearward Engineering Limited	United Kingdom	100%
Becorit GmbH	Germany	100%
Beijing Wabtec Huaxia Technology Company Ltd.	China	100%
Brecknell Willis & Co., Ltd.	United Kingdom	100%
Brecknell Willis Composites, Ltd	United Kingdom	100%
Brecknell Willis (Tianjin) Electrification Systems, Co., Ltd	China	100%
Brecknell Willis Stemmann (Tianjin) Electrification Systems, Co., Ltd	China	100%
C2CE Pty, Ltd.	Australia	100%
CoFren S.A.S.	France	100%
CoFren S.r.l.	Italy	100%
Coleman Hydraulics Limited	United Kingdom	100%
Coleman Manufacturing Limited	United Kingdom	100%
Coleman UK Group Limited	United Kingdom	100%
Dia-Frag Industria e Comercio de Motopecas Ltda.	Brazil	100%
Durox Company	Ohio	100%
Envirotech Research Limited	United Kingdom	100%
Evand Pty Ltd.	West Australia, Australia	100%
FIP Brakes South Africa (Proprietary) Limited	South Africa	70%
FIP Pty Ltd.	Victoria, Australia	100%
Fandstan Electric BV	Netherlands	100%
Fandstan Electric Group, Ltd.	United Kingdom	100%
Fandstan Electric Systems Pty, Ltd.	India	100%
Fandstan Electric Systems, Ltd.	United Kingdom	100%
Fandstan Electric, Inc.	Delaware	100%
Fandstan Electric, Ltd.	United Kingdom	100%
G&B Specialties, Inc.	Pennsylvania	100%
GBI USA Holdings, Inc.	Nevada	100%
GT Advanced Engineering and Technologies, Ltd.	China	100%
GT Engineering & Associates, Ltd.	Hong Kong	100%
Hubei Dengfeng Unifin Electrical Equipment Cooling System Co., Ltd.	China	60%
Hunan CSR Wabtec Railway Transportation Technology Co. Ltd.	China	50%
InTrans Engineering Limited	West Bengal, India	100%
J. & D. Gears Limited	United Kingdom	100%
Keelex 351 Limited	United Kingdom	100%
LH Access Technology Limited	United Kingdom	100%
LH Group Holdings Limited	United Kingdom	100%
LH Group Services Limited	United Kingdom	100%
LH Group Wheelsets Limited	United Kingdom	100%
LH Plant (Burton) Limited	United Kingdom	100%
Longwood Elastomers, Inc.	Virginia	100%
Longwood Elastomers, S.A.	Spain	100%

Company	Jurisdiction of Incorporation	Ownership Interest
Longwood Engineered Products, Inc.	Delaware	100%
Longwood Industries, Inc. `	New Jersey	100%
Longwood International, Inc.	Delaware	100%
LWI Elastomers International, S.L.	Spain	100%
LWI International B.V.	Netherlands	100%
Mors Smitt BV	Netherlands	100%
Mors Smitt France S.A.S.	France	100%
Mors Smitt Holding S.A.S.	France	100%
Mors Smitt Netherlands	Netherlands	100%
Mors Smitt Technologies, Inc.	Connecticut	100%
Mors Smitt UK Ltd.	United Kingdom	100%
Mors Smitt Asia, Ltd.	Hong Kong	100%
MotivePower, Inc.	Delaware	100%
Napier Turbochargers (Holdings) Limited	United Kingdom	100%
Napier Turbochargers Limited	United Kingdom	100%
Parts Supply Limited	United Kingdom	100%
Poli S.r.l.	Italy	100%
Railroad Friction Products Corporation	Delaware	100%
Representative Office of Wabtec International, Inc.	Russia	100%
RFPC Holding Corporation	Delaware	100%
Ricon Acquisition Corp.	Georgia	100%
Ricon Corp.	California	100%
Sanhe Wabtec Railway Brake Technology Co., Ltd.	China	100%
Schaefer Equipment, Inc.	Ohio	100%
SCT Europe Ltd.	United Kingdom	100%
SCT Technology LLC	Delaware	100%
Shenyang CNR Wabtec Railway Brake Technology Company, Ltd.	China	50%
Standard Car Truck Company	Delaware	100%
Standard Car Truck-Asia, Inc.	Delaware	100%
Stemmann Technik France SAS	France	100%
Stemmann Technik GmbH	Germany	100%
Stemmann Technik Netherlands BV	Netherlands	100%
Stemmann Technik Polska SP Zoo	Poland	100%
TP (Powder Coating) Limited	United Kingdom	100%
TransTech of SC, Inc.	South Carolina	100%
The Hunslet Engine Company Limited	United Kingdom	100%
Turbonetics Holdings, Inc.	Delaware	100%
Vapor Europe S.r.l.	Italy	100%
Vapor Rail Kapi Sistemleri Ticaret Ve Hizmetleri Limited Sirketi	Turkey	54%
Vapor Ricon Europe Ltd.	United Kingdom	100%
Wabtec Assembly Services S. de R.L. de C.V.	Mexico	100%
Wabtec Australia Pty. Limited	Capital Territory, Australia	100%
Wabtec (Beijing) Corporate Management Co. Ltd.	China	100%
Wabtec Brasil Fabricacoa Manutencao de Equipamentos Ferroviarios Ltda	Brazil	100%
Wabtec Corporation	New York	100%
Wabtec Canada, Inc.	Ontario, Canada	100%
Wabtec China Friction Holding Limited	Hong Kong	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong	100%
Wabtec Coöperatief UA	Netherlands	100%
Wabtec de Mexico, S. de R.L. de C.V.	Mexico	100%
Wabtec Europe GmbH	Austria	100%

Company	Jurisdiction of Incorporation	Ownership Interest
Wabtec FRG GmbH	Germany	100%
Wabtec FRG Holdings GmbH & Co. KG	Germany	100%
Wabtec Finance LLC	Delaware	100%
Wabtec Golden Bridge Transportation Technology (Hangzhou) Company, Ltd.	China	51%
Wabtec Holding Corp.	Delaware	100%
Wabtec International, Inc.	Delaware	100%
Wabtec Investments Limited LLC	Delaware	100%
Wabtec Jinxin (Wuxi) Heat Exchanger Co., Ltd.	China	85%
Wabtec MZT Poland Sp. Z.o.o.	Poland	87%
Wabtec MZT AD Skopje	Macedonia	87%
Wabtec Manufacturing Mexico S. de R.L. de C.V.	Mexico	100%
Wabtec Rail Limited	United Kingdom	100%
Wabtec Rail Scotland Limited	Scotland	100%
Wabtec Railway Electronics Corporation	Nova Scotia	100%
Wabtec Servicios Administrativos, S.A. de C.V.	Mexico	100%
Wabtec South Africa Proprietary Limited	South Africa	70%
Wabtec UK Holdings Limited	United Kingdom	100%
Wabtec UK Investments Limited	United Kingdom	100%
Wabtec UK Management Limited	United Kingdom	100%
Westinghouse Railway Holdings (Canada) Inc.	Ontario, Canada	100%
Wilmerding International Holdings C.V.	Netherlands	100%
Winco Equipamentos Ferroviarios Ltda.	Brazil	100%
Wuxi Jinxin Group Company Limited	China	100%
Xorail LLC	Delaware	100%
Xorail, Inc.	Florida	100%
Young Touchstone Company	Wisconsin	100%
Zhongshan MorsSmitt Relay	China	100%